EXHIBIT 23

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements
(File Nos. 33-48285, 33-88012, 33-80912, 33-85137,
333-28335 and 333-1696).



ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 18, 2000